Schedule III

Set forth below is the name, business address, and present principal occupation of each of the executive officers and directors of each of the Funds and Montanova Capital. Sherri Fleming is a citizen of Canada. Each other such person is a citizen of the United States.

Averill Master Fund, Ltd.
Name	Present Business Address	Present Principal Occupation
Directors:
Sherri Fleming	Maples Fiduciary Services (Cayman) Limited c/o PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands	Vice President of Maples Fiduciary Services (Cayman) Limited
William Shaw	Maples Fiduciary Services (Cayman) Limited c/o PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands	Senior Vice President of Maples Fiduciary Services (Cayman) Limited
Aaron Cowen	c/o Montanova Capital, LLC 11 E 26th Street, 16th Floor New York, NY 10010	Managing Member, Montanova Capital, LLC

Averill Madison Master Fund, Ltd.
Name	Present Business Address	Present Principal Occupation
Directors:
Sherri Fleming	Maples Fiduciary Services (Cayman) Limited c/o PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands	Vice President of Maples Fiduciary Services (Cayman) Limited
William Shaw	Maples Fiduciary Services (Cayman) Limited c/o PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands	Senior Vice President of Maples Fiduciary Services (Cayman) Limited
Kishan Mehta	c/o Montanova Capital, LLC 11 E 26th Street, 16th Floor New York, NY 10010	Portfolio Manager, Montanova Capital, LLC

Montanova Capital, LLC

Name	Present Business Address	Present Principal Occupation
Officers:
Aaron Cowen	c/o Montanova Capital, LLC 11 E 26th Street, 16th Floor New York, NY 10010	Managing Member
Glenn Shepard	c/o Montanova Capital, LLC 11 E 26th Street, 16th Floor New York, NY 10010	Chief Financial Officer
Andrew Nathanson	c/o Montanova Capital, LLC 11 E 26th Street, 16th Floor New York, NY 10010	General Counsel and Chief Compliance Officer